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                                                                  EXECUTION COPY


                           FORM OF RETENTION AGREEMENT

         THIS RETENTION AGREEMENT ("Agreement"), effective as of November 8, 2002, between RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda ("RenRe"), and [Director's Name] ("Director").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Director is a member of the Board of Directors of RenRe (the "Board") and in such capacity performs a valuable service for RenRe; and

         WHEREAS, in order to encourage Director to continue to serve as a member of the Board, RenRe has determined and agreed to enter into this Agreement with Director;

         NOW, THEREFORE, in consideration of Director's continued service as a director of RenRe, the parties hereby agree as follows:

         1. AGREEMENT TO SERVE. Director agrees to continue to serve as a director of RenRe until such time as Director tenders his resignation, Director's status as a director is terminated, or Director's successor shall be duly elected and qualified. Director will exercise his powers and discharge his duties as a director of RenRe in good faith and in the best interests of RenRe as contemplated by Bermuda law.

         2. COMPLIANCE WITH POLICIES. Director will comply with all duly adopted policies of RenRe communicated to Director, including without limitation RenRe's policies relating to transactions involving securities of RenRe, and the disclosure of any such transactions.

         3. INDEMNIFICATION OF DIRECTOR. RenRe shall defend, hold harmless and indemnify Director to the fullest extent permitted by Bermuda law, as currently in effect or as it may hereafter be amended, from and against any and all damages, losses, liabilities, obligations, claims of any kind, costs, interest or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred or suffered by Director in connection with or arising out of his service as a member of the Board of Directors of RenRe, subject only to the provisions of Section 4 below.

         4. EXCEPTIONS TO RIGHT OF INDEMNIFICATION. No indemnification shall be made under this Agreement in respect of the following:

              (1) Losses relating to the disgorgement remedy contemplated by
         Section 16 of the US Securities Exchange Act of 1934;

              (2) Losses arising out of a knowing violation by Director of a material provision of this Agreement or any other agreement to which Director is a party with RenRe; and

              (3) Losses arising out of a final, nonappealable conviction of Director by a court of competent jurisdiction for a knowing violation of criminal law.

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Moreover, the Company shall not effect any advances, or advance any costs, relating to any proceeding (or part thereof) initiated by the Director unless the initiation thereof was approved by the Board of Directors of RenRe, or as may be approved or ordered by a competent tribunal.

         5. PREPAYMENT OF EXPENSES. Unless Director otherwise elects via written notice to RenRe, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by RenRe in advance of the final disposition of such action, suit or proceeding upon receipt by RenRe of a written affirmation of Director's good faith belief that his conduct does not constitute the sort of behavior that would preclude his indemnification under this Agreement and Director furnishes RenRe a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by RenRe under this Agreement.

         6. CONTINUATION OF INDEMNITY. All agreements and obligations of RenRe contained in this Agreement shall continue during the period in which Director is a member of the Board of Directors of RenRe and shall continue thereafter so long as Director shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Director was a director of RenRe.

         7. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and prepayment of expenses provided by this Agreement is in addition to and shall not be deemed exclusive of any other right to which Director may be entitled under RenRe's Memorandum of Association, RenRe's Bye-Laws, any agreement, any vote of shareholders or disinterested directors, Bermuda law, any other law (common or statutory) or otherwise. Nothing contained in this agreement shall be deemed to prohibit RenRe from purchasing and maintaining insurance, at its expense, to protect itself or Director against any expense, liability or loss incurred by it or him, whether or not Director would be indemnified against such expense, liability or loss under this Agreement; provided that RenRe shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event RenRe makes any indemnification payments to Director and Director is subsequently reimbursed from the proceeds of insurance, Director shall promptly refund such indemnification payments to RenRe to the extent of such insurance reimbursement.

         8. RELIANCE. RenRe has entered into this Agreement in order to induce Director to continue as a member of the Board of Directors of RenRe and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

         9. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10. GENERAL.


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              (a) This Agreement shall be governed by and construed in
accordance with the laws of Bermuda.

              (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Director.

              (c) This Agreement shall be binding upon Director and upon RenRe, its successors and assigns, including all successors by merger or consolidation, and shall inure to the benefit of Director, his heirs, personal representatives and permitted assigns and to the benefit of RenRe, its successors and assigns.

              (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto.

              (e) This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which when taken together shall constitute one and the same Agreement.

              (f) Any notices required to be given with respect to any matter relating to or contemplated by this Agreement may be delivered by hand, facsimile or by overnight courier (x) to Director, at such address as may have been provided to RenRe and (y) to RenRe, at 8-12 East Broadway, Hamilton HM 19 Bermuda, Fax: 441-296-5037, Attn: Corporate Secretary.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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                     [SIGNATURE PAGE TO RETENTION AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:                             RENAISSANCERE HOLDINGS LTD.



-----------------------------         By:
[DIRECTOR'S NAME]                        ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------



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